EXHIBIT 5.1

July 2, 2013

Accelerate Diagnostics, Inc.

3950 South Country Club Road

Suite 470

Tucson, Arizona 85714

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Accelerate Diagnostics, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3, File No. 333-189065, as amended from time to time (the “Registration Statement”), filed with respect to the anticipated issuance by the Company to its stockholders of non-transferable subscription rights (the “Rights”) entitling the holders thereof to purchase shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company at a price of $8.04 per full share (the “Subscription Price”). As described in the Registration Statement, up to 2,487,562 shares of Common Stock may be issued and sold by the Company upon exercise of the Rights (the “Rights Shares”). We also note that, as described in the Registration Statement, the Company has entered into a Standby Purchase Agreement with Abeja Ventures, LLC (the “Standby Purchaser”), pursuant to which the Standby Purchaser has agreed to purchase, at the Subscription Price, in a private transaction separate from the offering of Rights described in the Registration Statement, any and all Rights Shares not subscribed for by the Company’s stockholders in connection with such offering.

In connection with rendering this opinion letter, we have reviewed the Registration Statement, the Standby Purchase Agreement, a specimen certificate representing the Common Stock, a specimen certificate representing the Rights (the “Rights Certificate”), the Certificate of Incorporation of the Company, as amended to date, the Bylaws of the Company, as amended to date, and resolutions of the Board of Directors of the Company.

For purposes of this opinion letter, we have examined originals or copies, identified to our satisfaction, of such other documents, corporate records, instruments and other relevant materials as we deemed advisable and have made such examination of statutes and decisions and reviewed such questions of law as we have considered necessary or appropriate. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. As to facts material to this opinion letter, we have relied upon certificates, statements or representations of public officials, of officers and representatives of the Company and of others, without any independent verification thereof.

On the basis of and subject to the foregoing, we are of the opinion that:

1.         The issuance of the Rights has been duly authorized and, when the Rights are issued to holders of Common Stock as contemplated in the Registration Statement, such Rights will be validly issued and fully enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

2.         The issuance and sale of the Rights Shares upon exercise of the Rights or in accordance with the terms and conditions of the Standby Purchase Agreement, as applicable, have been duly authorized and, when issued upon the exercise of the Rights in accordance with their terms as described in the Registration Statement (or pursuant to the terms and conditions of the Standby Purchase Agreement), including payment of the Subscription Price, the Rights Shares will be validly issued, fully paid and non-assessable.

We do not express any opinion with respect to any law other than the General Corporation Law of the State of Delaware. This opinion is rendered only with respect to the laws and legal interpretations and the facts and circumstances in effect on the date hereof.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Snell & Wilmer L.L.P.